EXHIBIT 99
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                         WHATSFORFREE TECHNOLOGIES, INC.

                Private Securities Litigation Reform Act of 1995
         Safe Harbor Compliance Statement for Forward-Looking Statements

         In passing the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), Congress encouraged public companies to make "forward-looking statements"(1) by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. WhatsforFree Technologies, Inc. (the "Company" or "WFFT") intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

         To qualify oral forward-looking statements for protection under the PSLRA, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. WFFT provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe harbor protection of the PSLRA.

         Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the following: (i) Internet start-up stock price fluctuations; (ii) our limited operating history; (iii) our ability to effectively manage growth; (iv) our ability to establish effective financial and managerial controls; (v) recruiting, hiring and retaining the services of key personnel; (vi) our ability to compete with more established firms that possess greater resources than our own; (vii) consumer acceptance of our Web-site and new product and service introductions; (viii) our failure to protect our proprietary information and technology; (ix) security breaches of the content of our Web-site which may lead to third party claims as to misappropriated information; (x) the demand for the on-line marketing services that we provide;
(xi) declines in online advertising rates; and (xii) new regulatory developments that may make the delivery of our services unfeasible or more expensive. For a more complete description of these and other risk factors that may affect our results, see our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as well as our other filings with the Securities and Exchange Commission.

         Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, WFFT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

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(1) "Forward-looking statements" can be identified by use of words such as
"expect," "believe," "estimate," "project," "forecast," "anticipate," "plan," and similar expressions.